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                                                                   EXHIBIT 24(A)

                            DUKE ENERGY CORPORATION
                               POWER OF ATTORNEY

            Registration Statements under the Securities Act of 1933 with respect to up to 7,283,130 shares of Common Stock, without par value, of
            Duke Energy Corporation to be issued in connection with various employee benefit and/or stock purchase and dividend reinvestment plans of said Duke Energy Corporation and its subsidiaries
                           (Registration Statements)

     The undersigned DUKE ENERGY CORPORATION, a North Carolina corporation, and certain of its officers and/or directors, do each hereby constitute and appoint Richard J. Osborne, Robert S. Lilien and W. Edward Poe, Jr., and each of them, to act as attorneys-in-fact for and in the respective names, places, and stead of the undersigned, to execute, seal, sign, and file with the Securities and Exchange Commission the Registration Statements of said Duke Energy Corporation and any and all amendments thereto, or amendments to existing Registration Statements, hereby granting to said attorneys-in-fact, and each of them, full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, or proper to be done in and about the premises, as fully to all intents and purposes as the undersigned, or any of them, might or could do if personally present, hereby ratifying and approving the acts of said attorneys-in-fact.

     Executed the 18th day of June, 1997.

                                         DUKE ENERGY CORPORATION

                                         By /s/           R. B. PRIORY
                                           CHAIRMAN AND CHIEF EXECUTIVE OFFICER

(Corporate Seal)

ATTEST:

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
         /s/             ROBERT T. LUCAS III            Assistant Secretary
                 ROBERT T. LUCAS III

           /s/                 R. B. PRIORY             Chairman and Chief Executive Officer
                     R. B. PRIORY                         (Principal Executive Officer and Director)

          /s/             RICHARD J. OSBORNE            Executive Vice President and Chief Financial Officer
                  RICHARD J. OSBORNE                      (Principal Financial Officer)

          /s/               JEFFREY L. BOYER            Vice President and Corporate Controller
                   JEFFREY L. BOYER                       (Principal Accounting Officer)

          /s/              PAUL M. ANDERSON             (Director)
                   PAUL M. ANDERSON

          /s/             G. ALEX BERNHARDT             (Director)
                  G. ALEX BERNHARDT

          /s/               ROBERT J. BROWN             (Director)
                   ROBERT J. BROWN
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
          /s/              WILLIAM A. COLEY             (Director)
                   WILLIAM A. COLEY

          /s/              WILLIAM T. ESREY             (Director)
                   WILLIAM T. ESREY

           /s/             ANN MAYNARD GRAY             (Director)
                   ANN MAYNARD GRAY

          /s/              DENNIS R. HENDRIX            (Director)
                  DENNIS R. HENDRIX

           /s/               HAROLD S. HOOK             (Director)
                    HAROLD S. HOOK

        /s/          GEORGE DEAN JOHNSON, JR.           (Director)
               GEORGE DEAN JOHNSON, JR.

           /s/                W. W. JOHNSON             (Director)
                    W. W. JOHNSON

            /s/                 MAX LENNON              (Director)
                      MAX LENNON

         /s/              LEO E. LINBECK, JR.           (Director)
                 LEO E. LINBECK, JR.

          /s/               JAMES G. MARTIN             (Director)
                   JAMES G. MARTIN

           /s/                 BUCK MICKEL              (Director)
                     BUCK MICKEL

        /s/           RUSSELL M. ROBINSON, II           (Director)
               RUSSELL M. ROBINSON, II
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